                                  EXHIBIT 11.2
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


                                           ------------------------------------
                                           ------------------------------------
                                                    Nine Months Ending

                                            May 26, 1995          May 27, 1994
                                           -------------         --------------
PRIMARY

Average Shares Outstanding                    8,625,220              5,227,007

Net Effect of dilutive stock options
and convertible issues based on the
treasury stock method using average
market price                                         --                     --
                                           -------------         --------------

Total                                         8,625,220              5,227,007
                                           -------------         --------------
                                           -------------         --------------

Net (Loss)                                  $ (975,000)           $ (2,839,000)
                                           -------------         --------------
                                           -------------         --------------

Per Share Amount                            $     (.11)           $      (0.54)
                                           -------------         --------------
                                           -------------         --------------
FULLY DILUTED

Average Shares Outstanding                    8,625,220              5,227,007

Net effect of dilutive stock options
and convertible issues based on the
treasury stock method using the period
ending market price, if higher than
average market price                                 --                      --
                                           -------------         --------------

Total                                         8,625,220              5,227,007
                                           -------------         --------------
                                           -------------         --------------

Net (Loss)                                  $ (975,000)           $ (2,839,000)
                                           -------------         --------------
                                           -------------         --------------

Per Share Amount                            $     (.11)           $      (0.54)
                                           -------------         --------------
                                           -------------         --------------
